                                                                   Exhibit 23.06

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of KANA Software, Inc., previously Kana Communications, Inc., of our report dated July 19, 1999, except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999, relating to the financial statements of Silknet Software, Inc. which appears in the Registration Statement on Form S-4 (Reg. No. 333-32428) of Kana Communications, Inc. filed on March 14, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
February 6, 2002